CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the BHR Institutional Funds. Such reference is included in the Statement of Additional Information of the ClariVest International Equity Fund and the ClariVest SMid Cap Growth Fund under "Independent Registered Public Accounting Firm."



                                            /s/ BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
June 28, 2007